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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

Eldorado Resorts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (775) 328-0100

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        On July 8, 2015, Eldorado Resorts, Inc. (the "Company") announced its intention to engage in certain financing transactions to refinance its existing outstanding indebtedness and provide financing for its previously announced agreement to acquire all of the assets of Circus Circus Reno and the remaining 50% interest in Circus and Eldorado Joint Venture, LLC (the "Silver Legacy Joint Venture"). Set forth below is certain information provided to potential lenders in the proposed financing. Unless the context otherwise requires, references in this current report on Form 8-K to the "Registrant," "ERI," "we," "our" and "us" refer to Eldorado Resorts, Inc. and its consolidated subsidiaries.

(i)    Business Strengths and Strategy

Personal service and high quality amenities

        One of the cornerstones of our business strategy is to provide our customers with an extraordinary level of personal service. Our senior management is actively involved in the daily operations of our properties, frequently interacting with gaming, hotel and restaurant patrons to ensure that they are receiving the highest level of personal attention. Management believes that personal service is an integral part of fostering customer loyalty and generating repeat business. We continually monitor our casino operations to react to changing market conditions and customer demands. We target both premium-play and value-conscious gaming patrons with differentiated offerings at our state-of-the-art casinos, which feature the latest in game technology, innovative bonus options, dynamic signage and customer-convenient features.

Diversified portfolio across markets and customer segments

        We are geographically diversified across the United States, with no single property accounting for more than 25% and 38%, respectively, of our net revenues and property EBITDA for the last twelve months ended March 31, 2015. Our customer pool draws from a diversified base of both local and out-of-town patrons. For example, approximately 20% of our customer base at Eldorado Reno is local, while 80% visit from out-of-town and utilize our hotel, restaurants and other amenities for a full-service gaming experience. We have also initiated changes to our marketing strategy to reach more potential customers through targeted direct mailings and electronic marketing. Lastly, we do not expect any material new competition in the foreseeable future as no new significant gaming operations have opened within the past year in any of our primary markets with the sole exception of Hollywood Mahoning Casino in Youngstown, Ohio, which opened in September 2014. We believe we have assembled a platform on which we can continue to grow and provide a differentiated customer experience.

Management team with deep gaming industry experience and strong local relationships

        We have an experienced management team that includes, among others, Gary Carano, our Chief Executive Officer and the Chairman of the Board, who has more than thirty years of experience in the gaming and hotel industry. Previously, Mr. Carano served as President and Chief Operating Officer of Eldorado Resorts, LLC, where he was the driving force behind the Company's development and operations in Nevada and Louisiana. In addition to Gary Carano, our senior executives have significant experience in the gaming and finance industries. Our extensive management experience and unwavering commitment to our team members, guests and equity holders have been the primary drivers of our strategic goals and success. We take pride in our reinvestment in our properties and the communities we support along with emphasizing our family-style approach in an effort to build loyalty among our team members and guests. We will continue to focus on the future growth and diversification of our company while maintaining our core values and striving for operational excellence.

Operations and facility enhancement initiatives across entire portfolio

        In 2015 we implemented a property enhancement program at all of our properties. In particular, we have begun a $29.2 million capital improvements program, net of $3.5 million of reimbursements from West Virginia, and are working to bring Eldorado's legacy of hospitality and service excellence to the MTR properties through new and upgraded food and beverage offerings, the relocation of certain members of the Company's management team and the addition of new amenities to address market-specific challenges and opportunities. One such property enhancement is underway currently at Scioto Downs, where we are building The Brew Brothers, a new $5.9 million microbrewery and restaurant scheduled to open by the fourth quarter of 2015. Similarly, the $5.0 million five phase design and facility enhancement program underway at Presque Isle Downs & Casino, consisting of a reconfiguration of the casino floor, the addition of a center bar in the casino and enhancements of existing facilities, is scheduled to be completed by year-end. The remodel of over 200 rooms in the Skyline Tower at Eldorado Reno was completed in the second quarter of 2015. At Eldorado Shreveport, we are constructing a new casino bar and a new high limit room. In addition, we constructed a smoking patio at Mountaineer casino with approximately 200 slot machines and 6 gaming tables. We expect that the newly-constructed smoking patio will help mitigate the county-wide ban on smoking in public places that was implemented on July 1, 2015.

Execution of cost savings program

        We have identified several areas to improve property level and corporate adjusted EBITDA margins through operating and cost efficiencies and exercising financial discipline throughout the Company without impacting the player experience. In addition to cost savings relating to duplicative executive compensation, legal and accounting fees and other corporate expenses that we have eliminated or expect to eliminate as a result of the Merger, we currently expect to achieve savings in marketing, food and beverage costs, selling, general and administrative expenses and other operating departments as a result of operating efficiencies and purchasing power of the combined MTR and Eldorado organization. In total, we expect to reduce corporate and property level expenses by more than $10 million (property level and corporate level synergies of $5 million each) on an annualized basis over the next 12 months. A portion of such expense reduction was reflected in our operating results for the quarter ended March 31, 2015 and we expect that the full impact of such expense reduction will be realized by the second quarter of 2016.

(ii)   Properties

        The following table sets forth certain information regarding our properties as of and for the twelve months ended March 31, 2015.

	LTM 3/31/15 Ajdusted EBITDA ($mm)(1)	Casino Space (Sq.ft)	Slot Machines / VLTs	Table Games	Hotel Rooms
Scioto Downs	$50.4	83,000	2,146	NA	NA
Eldorado Shreveport	$23.7	28,209	1,468	60	403
Eldorado Reno	$10.5	76,500	1,190	59	814
Presque Isle	$18.8	61,400	1,726	45	NA
The Mountaineer Casino	$28.3	93,300	2,102	51	354

(1)
For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to income (loss) from continuing operations, see below.

Scioto Downs

        Scioto Downs is located in the heart of Central Ohio, directly off Highway 23/South High Street, approximately eight miles from downtown Columbus. Columbus is one of the largest metropolitan areas within the state of Ohio. Columbus is centrally located and is a popular tourist destination for state residents and out of state visitors, attracting 37.6 million visitors in 2014 with 22% staying at least one night and $1.56 billion of tourist spending in 2014. The Columbus market generated $275.9 million, $274.8 million and $115.3 million in slot revenues in 2014, 2013 and 2012, respectively. For the year to date ended May 30. 2015, the Columbus market generated slot revenues of $121.6 million, which represented a 4.5% increase over the comparable prior year period.

Eldorado Shreveport

        The principal target markets for Eldorado Shreveport are patrons from the Dallas/Fort Worth Metroplex and East Texas. Shreveport/Bossier City has an estimated 455,000 residents and there are approximately 7.2 million adults who reside within approximately 200 miles of Shreveport/Bossier City according to the most recent census data. Eldorado Shreveport is located approximately 180 miles east of Dallas and can be reached by car in approximately three hours. Flight times are less than one hour from both Dallas and Houston to the Shreveport Regional Airport.

Eldorado Reno

        According to the Reno-Sparks Convention & Visitors Authority (the "Visitors Authority"), the greater Reno area attracted approximately 4.6 million and 4.7 million visitors during the years 2014 and 2013, respectively, and year to date visitation through April 2015 was 1.4 million, an increase in 4.1% compared to the comparable prior year period. In addition, a number of companies, including Tesla and Switch, have recently established or announced that they plan to establish operations in the Reno area. Based on information reported by the Visitors Authority and the Nevada State Gaming Control Board, gaming revenues for the Reno/Sparks gaming markets were $671.6 million, $670.1 million and $644.8 million in 2014, 2013 and 2012, respectively. For the year to date ended May 31, 2015, the Reno market generated gaming revenues of $281.0 million, which represented a 4.7% increase over the comparable prior year period.

Presque Isle Downs & Casino

        Presque Isle Downs, located in Erie, Pennsylvania, opened for business in 2007 and commenced table gaming operations in 2010. Erie is located in northwestern Pennsylvania and Erie County has a population of approximately 280,000 according to the most recently available census data. Presque Isle Downs is located directly off of highway 90 and Presque Isle State Park attracts nearly four million visitors annually.

(iii)
Circus Circus Reno ("Circus Reno") is an iconic, circus-themed hotel-casino and entertainment complex which features, as of March 31, 2015, a 55,000 square foot gaming floor with 906 slot machines, 35 table games, 1,571 hotel rooms (including 67 mini suites, four executive suites and four VIP suites), a sports book, two fine dining restaurants, a buffet and three casual dining restaurants. Circus Reno also has a midway featuring a total of 158 games and a full service wedding chapel with reception services for groups of 25 or more. ERI, Silver Legacy and Circus Reno are connected via a skywalk and together comprise the premier gaming destination in Reno. For the twelve months ended March 31, 2015, Silver Legacy and Circus Reno had a combined Adjusted EBITDA of $29.2 million. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to income (loss) from continuing operations, see below.

(iv)
Adjusted EBITDA (defined below), a non GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. Adjusted EBITDA represents (losses) earnings before interest expense (income), income tax expense (benefit), depreciation and amortization, corporate management fee, (loss) gain on the sale or disposal of property, other regulatory gaming assessment costs, loss on asset impairment, acquisition/strategic transaction costs, gain on retirement of supplemental executive retirement plan assets, change in fair value of supplemental executive retirement plan assets, foreign currency transaction (gain) loss and other expenses to the extent that such items existed in the periods presented. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with U.S. GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide Adjusted EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of the Company's debt agreements. In addition, historical combined Adjusted EBITDA for Circus Circus Reno and the Silver Legacy is not necessarily indicative of the results of operations in future periods or the results that actually would have been realized if such assets had been owned by the Company during the relevant periods.

        The following table reconciles Adjusted EBITDA to net income (loss) in accordance with U.S. GAAP (unaudited, in thousands):

LTM March 31, 2015
Combined—Silver Legacy & Circus Reno
Net income	$7,753
Interest expense	11,038
Interest income	—
Gain on retirement of supplemental executive retirement plan assets	(1,430)
Change in fair value of supplemental executive retirement plan assets	(43)
Depreciation and amortization	11,853
Other (net)	4
Loss on disposition of assets	14

Adjusted EBITDA	$29,189

Eldorado Reno
Net loss(1)	$(4,671)
Interest Expense, net of interest income	4,750
Provision for income taxes	536
Depreciation and amortization	7,855
Equity in income of unconsolidated affiliates	(2,567)
Gain on termination of supplemental retirement plan of unconsolidated affiliate	(715)
Corporate management fee	384
Acquisition charges	4,926

Adjusted EBITDA	$10,498

LTM March 31, 2015
Eldorado Shreveport
Net income(1)	$4,334
Interest expense, net of interest income	10,625
Depreciation and amortization	8,162
Loss on sale or disposal of property	84
Corporate management fee	496

Adjusted EBITDA	$23,701

Scioto Downs
Net income	$28,917
Interest expense	73
Provision for income taxes	7,390
Depreciation and amortization	14,026
Loss on sale or disposal of property	9

Adjusted EBITDA	$50,415

Mountaineer
Net income	$10,454
Interest Income	(1)
Provision for income taxes	4,118
Depreciation and amortization	13,778
Gain on the sale or disposal of property	(36)

Adjusted EBITDA	$28,313

Presque Isle Downs
Net income	$4,864
Interest Income	(2)
Provision for income taxes	4,179
Depreciation and amortization	9,425
Other regulatory gaming assessments	172
Loss on sale or disposal of property	191

Adjusted EBITDA	$18,829

Corporate(2)
Net loss	$(72,121)
Interest expense, net of interest income	61,080
Benefit for income taxes	(11,221)
Corporate management fee	(880)
Depreciation	125
(Gain) loss on sale or disposal of property	1
Loss on debt extinguishment	90
Stock-based compensation expense	1,445
Acquisition charges	8,296

Adjusted EBITDA	$(13,185)

(1)
Excludes intercompany management fees revenues earned by Eldorado Reno and expensed by Eldorado Shreveport amounting to $2.3 million for the last twelve months ended March 31, 2015.

(2)
Includes corporate expenses subsequent to the Merger Date related to ERI totaling $3.1 million, excluding stock-based compensation expense of $0.6 million, and MTR Gaming Group, Inc.'s corporate expense totaling $11.6 million, excluding stock-based compensation of $0.9 million, for the last twelve months ended March 31, 2015.
(v)
On July 8, 2015, the Company provided the unaudited pro forma condensed combined financial statements, which give pro forma effect to (a) the merger with MTR Gaming Group, Inc. (the "Merger") that occurred on September 19, 2014, (b) the proposed acquisition of (i) all of the assets and properties of Circus Reno and (ii) the other 50% membership interest in Circus and Eldorado Joint Venture, LLC ("Silver Legacy Joint Venture") owned by Galleon, Inc. (collectively, the "Circus Reno/Silver Legacy Purchase") (c) the proposed debt financing transaction and (d) the proposed equity financing transaction, to potential lenders in the proposed financing. A copy of such unaudited pro forma condensed combined financial statements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(vi)
On July 8, 2015, the Company provided the financial statements for the Silver Legacy Joint Venture for the three months ended March 31, 2015 and the year ended December 31, 2014 to potential lenders in the proposed financing. A copy of such financial statements is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

        The information contained in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

        On July 8, 2015, the Company issued a press release announcing its intention to sell shares of common stock. A copy of the press release is attached as Exhibit 99.3 hereto and is hereby incorporated by reference to this Item 8.01.

        On July 8, 2015, the Company also issued a press release announcing its intention to offer $375,000,000 aggregate principal amount of senior notes due 2023. A copy of the press release is attached as Exhibit 99.4 hereto and is hereby incorporated in reference to this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial statements.
99.2	Financial statements for Circus and Eldorado Joint Venture, LLC (doing business as Silver Legacy Resort Casino).
99.3	Press Release dated July 8, 2015.
99.4	Press Release dated July 8, 2015.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation
Date: July 8, 2015
	By:	/s/ GARY L. CARANO Name: Gary L. Carano Title: Chief Executive Officer

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  Item 7.01. Regulation FD Disclosure .
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES